UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 28, 2005

LANCER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

0-13875	74-1591073
(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)

(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 28, 2005, Lancer Corporation (Lancer) completed the sale of 546.65 acres of land and improvements, located in Bee and Karnes Counties, Texas, to Schroeder Land and Cattle Company, Incorporated (SLCC). The purchase price of $706,687.50 approximates the average of two independent third party appraisals on the property.

SLCC is owned by the children of Alfred A. Schroeder and George F. Schroeder.  Both Alfred A. Schroeder and George F. Schroeder are Lancer employees, members of Lancer’s Board of Directors, and significant shareholders of Lancer.  Lance M. Schroeder, son of Alfred A. Schroeder, is Lancer’s Vice President of Corporate Development and is a 25% owner of SLCC.

Lancer disclosed the agreement to sell the property to SLCC in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2004.  Lancer had used the property, commonly known as the Monteola Ranch, for entertaining customers and other business associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: January 31, 2005	By:	/s/ CHRISTOPHER D. HUGHES
Christopher D. Hughes
Chief Executive Officer